Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Fifth Third Municipal Money Market Fund and Fifth Third Michigan Municipal Money Market Fund, portfolios of Fifth Third Funds, into Municipal Obligations Fund and Michigan Municipal Cash Trust, respectively, portfolios of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		August 15, 2008
John F. Donahue	Trustee

/S./ J. Christopher Donahue		August 15, 2008
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		August 15, 2008
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ Thomas G. Bigley		August 15, 2008
Thomas G. Bigley	Trustee

/S/ John T. Conroy, Jr.		August 15, 2008
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		August 15, 2008
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		August 15, 2008
John F. Cunningham	Trustee

Money Market Obligations Trust – Power of Attorney for
Merger of Fifth Third Municipal Money Market Fund and Fifth Third Michigan Municipal Money Market Fund
into Municipal Obligations Fund and Michigan Municipal Cash Trust, respectively
Page 2

/S/ Peter E. Madden		August 15, 2008
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		August 15, 2008
Charles F. Mansfield, Jr.	Trustee

/S/ John E. Murray, Jr.		August 15, 2008
John E. Murray, Jr.	Trustee

/S/ R. James Nicholson		August 15, 2008
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		August 15, 2008
Thomas M. O’Neill	Trustee

/S/ Marjorie P. Smuts		August 15, 2008
Marjorie P. Smuts	Trustee

/S/ John S. Walsh		August 15, 2008
John S. Walsh	Trustee

/S/ James F. Will		August 15, 2008
James F. Will	Trustee